UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/20/2006

IMMUCELL CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12934

DE	01-0382980
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

56 Evergreen Drive, Portland, ME 04103
(Address of principal executive offices, including zip code)

207-878-2770
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of ImmuCell Corporation (the "Company") has elected Mr. Robert C. Bruce and Dr. David S. Tomsche as additional directors, effective as of December 20, 2006. The Board now consists of eight directors.

As new directors, Mr. Bruce and Dr. Tomsche were each granted non-qualified stock options to purchase 15,000 shares of common stock under the Company's 2000 Stock Option and Incentive Plan, on terms similar to those previously granted to other outside directors. The options have an exercise price equal to the fair market value of the common stock on the date of grant ($5.80 per share), and vest in three equal increments if and when re-elected to the Board in 2007, 2008 and 2009. Each option expires if not exercised within five years after the date of grant or, if earlier, within three months (twelve in cases of death or disability) after termination of service as a director. Mr. Bruce and Dr. Tomsche will also be entitled to receive the Company's standard annual retainer and meeting attendance fees for outside directors.

The Company's press release announcing the election of Mr. Bruce and Dr. Tomsche as directors is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in the press release shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act (the "Exchange Act") or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release of ImmuCell Corporation dated December 21, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCELL CORPORATION

Date: December 21, 2006	By:	/s/ Michael F. Brigham
Michael F. Brigham
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release of ImmuCell Corporation dated December 21, 2006.